UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

SOUTHEASTERN BANK FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-24172 (Commission File Number)	58-2005097 (I.R.S. Employer Identification No.)

3530 Wheeler Road, Augusta, Georgia 30909

(Address of Principal Executive Offices)

(706) 738-6990

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2014, the Board of Directors of Southeastern Bank Financial Corporation (the “Company”) elected Ronald L. Thigpen as President and Chief Operating Officer of the Company and its wholly-owned subsidiary, Georgia Bank & Trust Company of Augusta (“GB&T”) and R. Daniel Blanton as Chief Executive Officer of the Company and GB&T. Immediately prior thereto, Mr. Thigpen served as Executive Vice President and Chief Operating Officer of the Company and GB&T, and Mr. Blanton served as President and Chief Executive Officer of the Company and GB&T. Mr. Thigpen’s biographical information is provided below.

Ronald L. Thigpen, age 62, has served as President and Chief Operating Officer of the Company and GB&T since April 23, 2014 and served as Executive Vice President and Chief Operating Officer of the Company and GB&T from October 1997 to April 23, 2014. He joined the Company and GB&T as Chief Financial Officer upon the acquisition of FCS Financial Corporation in December 1992. Mr. Thigpen was elected to the Board of Directors of both the Company and GB&T in April 1995 and serves on the Executive Committee. He was previously employed as the President and Chief Executive Officer of FCS Financial Corporation and First Columbia Bank from January 1991 to December 1992. From 1971 through 1990, Mr. Thigpen served Wachovia Bank and its predecessors, in a variety of positions in Augusta, Macon, and Columbus, Georgia. He received his Bachelor of Business Administration degree from Augusta State University in 1973 and is a 1980 graduate of the Graduate School of Retail Bank Management at the University of Virginia. He also graduated from the Graduate School of Banking of the South at Louisiana State University in 1985. Mr. Thigpen is past Chairman of the Board of Directors of the Financial Managers Society, headquartered in Chicago, Illinois, and is a former director of the Georgia Bankers Association, having served from 1992 to 1995. He is a former board member of the Development Authority of Columbia County and is past Chairman. He is a former member and Chairman of the Columbia County Planning Commission. He currently serves as a former Chairman of the Board of Directors of the CSRA Alliance for Fort Gordon and is currently Vice Chairman. Mr. Thigpen is a former Chairman of the Augusta Metro Chamber of Commerce. He is a member of the Hephzibah Agricultural Club and Wesley United Methodist Church. In 2010, Mr. Thigpen was elected to a second four-year term on the Columbia County, Georgia Board of Commissioners and currently serves as Vice Chairman.

Item 5.07	Submission of Matters to a Vote of Security Holders

 On April 23, 2014, the Company held its Annual Meeting of Shareholders to consider and act upon the items listed below:

   The members of the Company’s Board of Directors who are listed below were reelected for a term of one year beginning on the date of the Annual Meeting and continuing thereafter until the next annual meeting of shareholders and until his successor has been elected and qualified. The table below contains a summary of the number of votes in favor of and withheld for each nominated director. There were no broker non-votes in connection with the election.

Name	For	Withheld	Broker Non-Vote

William J. Badger	5,433,032	827	0

R. Daniel Blanton	5,433,007	852	0

Patrick D. Cunning	5,433,032	827	0

Warren A. Daniel	5,433,032	827	0

Edward G. Meybohm	5,433,007	852	0

Robert W. Pollard, Jr.	5,433,032	827	0

Larry S. Prather	5,433,007	852	0

Randolph R. Smith, MD	5,431,907	1,952	0

Ronald L. Thigpen	5,432,232	1,627	0

John W. Trulock	5,433,032	852	0

[Signature on next page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL
CORPORATION

DATE: April 28, 2014	/s/ Darrell R. Rains
Darrell R. Rains
Group Vice President and
Chief Financial Officer